EXHIBIT 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated and effective as of July 29, 2014 (the “Effective Date”), is executed by and between Redwood Management, LLC, a limited liability company organized and existing under the laws of the State of Florida (“Redwood”), and E-Waste Systems, Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”).

RECITALS

WHEREAS, on or about July 29, 2014, Redwood entered into that certain Debt Purchase Agreement (the “Debt Purchase Agreement”) by and between Redwood, as purchaser, and TCA Global Credit Master Fund, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as seller (“TCA”), pursuant to which Redwood acquired the rights to certain debt, including rights to conversion, evidenced by that certain Replacement Revolving Note A (the “Note”) issued by the Company in favor of TCA on July 29, 2014 (the “Debt”), which replaced and superseded a portion of the original Revolving Convertible Promissory Note issued by the Company in favor of TCA on July 31, 2013 and effective as of December 6, 2013;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Obligations Owing. The Company hereby acknowledges and confirms that the Debt remains outstanding and is valid, due and owing.  The Company ratifies and confirms the validity of that certain Debt Purchase Agreement, including the rights to shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and conversion rights of TCA transferred to Redwood.

2.    Amendment.  The Company and Redwood hereby amend the Note as follows (with reference to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the parties acknowledge that the amendment hereby is made without any additional consideration applicable):

(a)            Payment.  The Company promises to pay to Redwood One Hundred Thirty-Five Thousand Seven Hundred Nine and 99/100 United States Dollars (US$135,709.99) (the “Principal”) plus a one-time interest payment of ten percent (10%) (the “Interest”), on July 15, 2015 (the “Maturity Date”), or earlier if required hereby under the terms of the Note.

(b)            Prepayment.  Prior to the Maturity Date, upon seven (7) days written notice to Redwood and provided that an Event of Default has not occurred or is continuing, the Company may prepay the lesser of (i) any portion of the principal and accrued interest outstanding in an amount equal to one hundred thirty percent (130%) of such amount of principal and accrued interest due and owing at such time or (ii) the maximum amount of principal and accrued interest allowable pursuant to applicable law.

(c)            Event of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

1.
any default in the payment of principal or interest as and when the same shall become due and payable (whether on a Conversion Date (as defined below) or the Maturity Date or upon acceleration or otherwise;

2.
the Company or any of its subsidiaries or affiliates shall commence, or there shall be commenced against any of them, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of five (5) Business Days (as defined below); or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of any debt or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing or adverse to the Note.  For the purposes of the Note, “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day;

3.
the Company shall fail to timely file all reports required to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise required by the Exchange Act, or cease to be subject to the reporting requirements of the Exchange Act, or as required to be deemed a current public company as to disclosure including on any exchange or over the counter trading medium and or the Company is in, or accused of, being in violation of any law or regulation by written demand, court proceeding or otherwise;

4.
the material breach of any promise or representation in the Note and or any related representation or agreement made by the Company and or any of its officers to Redwood, which shall include, without limitation, the failure to deliver shares of Common Stock due to Redwood upon a conversion within three (3) Business Days from the date of conversion or sooner, which delivery must be otherwise made per reasonable specifications of Redwood (e.g. to brokerage firm account);

5.
The Company or any subsidiary of the Company shall default in any of its obligations under any debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $25,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

6.
Any cessation of operations by the Company or if the Company discloses it is unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company is unable pay its debts as they become due;

7.	The failure by the Company to maintain any and all assets which are necessary to conduct its business (whether now or in the future);

8.
The restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the date of this Agreement and until all amounts due to Redwood is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect on the rights of Redwood with respect to the Note, this Agreement or the Debt Purchase Agreement; or

9.	The Depository Trust Company (“DTC”) places a “chill” on the deposit of additional securities of the Company with DTC.

(d)            Remedies.  If the Company fails to perform hereunder by delivering shares of Common Stock or paying Principal and/or Interest within three (3) Business Days of said being due, the Company shall pay, for the first thirty (30) calendar days from the due date of said performance or payment, an amount equal to $1,000 per day, in cash, per day, payable immediately, as a reasonable late fee (the “Late Fee”).  Such Late Fee shall be in addition to any other damages and reasonable attorney fees and costs payable, to cover, on a non-accountable basis, the time, expense, efforts and or distress of Redwood causing Redwood to focus its management, advisors, and counselors on the matter of the Company failing to honor its written obligations, and said figure is deemed a reasonable liquidated damages provision and is not an election of remedy and is non-exclusive thereby allowing Redwood to pursue any and all rights and remedies set forth in this Agreement.

If any Event of Default occurs and is continuing, Principal, plus Interest and Late Fees and other amounts owing in respect thereof, shall become immediately due and payable in cash, provided, however, Redwood may elect any part thereof to be paid in shares of Common Stock as part of any conversion hereunder in which case such shares of Common Stock shall be due.

Redwood is not required to provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and Redwood shall be permitted to, immediately and without expiration of any grace period, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Redwood only in writing at any time prior to payment hereunder and Redwood shall have all rights and elections it is entitled to hereunder and or under law. Unless otherwise noted expressly herein in writing, no grace period applies.

(e)            Conversion.  At any time until both the Principal and Interest is paid in full and all conversions have been honored by the Company and the Note is no longer outstanding, the Principal and Interest, shall be convertible into shares of Common Stock of the Company at fifty five percent (55%) of the lowest 3 day average closing price price, determined on the then current trading market for the Company’s Common Stock, during a period of twenty (20) trading days prior to conversion (the “Set Price”).  Redwood shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit C (a “Notice of Conversion”), specifying the date on which such conversion is to be effected (a “Conversion Date”) and shall require the shares of Common Stock to be delivered by the Company within three (3) Business Days. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, Redwood shall not be required to otherwise physically surrender anything to the Company. If the Company does not request, from its transfer agent, the issuance of the shares underlying the Note after receipt of a Notice of Conversion within three (3) Business Days following the date of Notice of Conversion, or fails to timely deliver the shares of Common Stock per the instructions of Redwood, within three (3) Business Days, free and clear of all legends and in legal free trading form, the Company shall be responsible to immediately reimburse Redwood for any differential in the value of the converted shares of Common Stock between the value of the closing price on the date the shares of Common Stock should have been delivered and the date the shares of Common Stock are delivered.   Redwood and any assignee, by acceptance of the Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the Note, the unpaid and unconverted Principal may be less than the amount stated on the face hereof. The parties hereby agree that the Company shall reimburse Redwood for all legal costs associated with the issuance of an opinion(s) of counsel to the Transfer Agent and other costs, expenses and liabilities incurred in connection with the conversion and issuance of the shares of Common Stock.  When possible, the Company must pay these fees directly, otherwise the Company must make immediate payment for reimbursement to Redwood for all fees and expenses immediately upon written notice by Redwood or the submission of an invoice by Redwood.  In addition, if the Company fails to timely (within three (3) Business Days), deliver the shares of Common Stock per the instructions of Redwood, free and clear of all legends and in legal free trading form, the Company shall allow Redwood to add two (2) days to the look back (the mechanism used to obtain the conversion price along with discount) for each day the Company fails to timely (within three (3) Business Days)) deliver shares of Common Stock, on the next two (2) conversions.

Notwithstanding anything to the contrary herein contained, Redwood may not convert under the Note to the extent such conversion would result in Redwood, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon such conversion and held by Redwood after application of this section. The provisions of this section may be waived by Redwood, in whole or part, upon sixty-one (61) days prior written notice.  Any successor to Redwood shall be unaffected by any such waiver.

(f)            Authorized Shares.  The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion under the Note.  The Company is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion (based on the Set Price in effect from time to time) (the “Reserved Amount”).  The Reserved Amount shall be increased from time to time in accordance with the Company’s obligations pursuant to the Note.  The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion under the Note, and (ii) agrees that its execute of the Note and this Agreement shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Agreement.  If, at any time the Company does not maintain the Reserved Amount it will be considered an Event of Default.

(g)            Adjustments.

1.            If the Company, at any time while the Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to the Note, including as interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by  reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be either (i) as agreed in writing by Redwood in its discretion or if not agreed to by Redwood or reasonably objected to by the Company in writing to Redwood promptly before any such corporate change, (ii) be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stock as to such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Whenever the Set Price is adjusted as noted above in this paragraph the Company shall promptly, within one (1) Business Day, deliver to Redwood a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

2.            If, at any time while the Note is outstanding:  (A) the Company effects any merger or consolidation of the Company with or into another Person (as defined below), (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which Redwood is permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of its Common Stock or any compulsory share exchange pursuant to which its Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then Redwood may declare the Note in default or, if it elects in writing to the Company, upon any subsequent conversion, Redwood shall have the right to receive, for each underlying share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, converted one share of Common Stock of the Company (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock of the Company in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner, but only if consented to in writing by Redwood, reflecting the relative value of any different components of the Alternate Consideration. If shareholders of the Company’s Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Redwood shall be given the same choice as to the Alternate Consideration it receives upon any conversion permitted under the Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to Redwood a new agreement consistent with the foregoing provisions and evidencing Redwood’s right to convert under such agreement into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that the Note  (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control Transaction, then at the request of Redwood delivered before the 90th calendar day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Note from Redwood for a purchase price, payable in cash within ten (10) business days of such request, equal to the less of (i) 125% or (ii) the maximum amount permitted by law, of the remaining unconverted Principal on the date of such request, plus all accrued and unpaid Interest thereon, plus all other accrued and unpaid amounts due hereunder.  For purposes of the Note and this Agreement, “Person” shall mean a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(h)            Indebtedness.  So long as any portion of the Debt is outstanding, the Company shall not and shall not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any new indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the Company's obligations under the Note without the prior consent of Redwood. All consents of required of Redwood pursuant to the Note shall be in the sole and absolute discretion of Redwood.

(i)            Usury.  If it shall be found by court that the Interest or other amount deemed interest due or aggregated hereunder violates applicable laws governing usury, the amount shall automatically be lowered to equal the maximum permitted under law.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Note as contemplated herein, or otherwise not honor the Note, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to Redwood, but will suffer and permit the execution of every such as though no such law has been enacted.

3. Representations of Redwood.  Redwood represents to the Company and the Company confirms such representation, as follows:

(a)  Affiliate Status.  To the best of its knowledge, Redwood is not an affiliate, now or upon execution of this Agreement, and relies upon the representations made by the Company’s officers and directors, in such regard.   By execution of this Agreement, the Company hereby represents that Redwood is not and will not be, upon execution of this Agreement, an affiliate of the Company and the Company hereby acknowledges that Redwood has executed this Agreement solely on the reliance of such representation; and

(b) Accredited Investor Status.  Redwood is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

4. Other Concerns.  Redwood has no responsibility for any action or inaction by the Company.   The parties recognize and acknowledge that they have entered into a confidential relationship as to this Agreement, subject to the requirements of law to the contrary, and the parties have negotiated and entered into this Agreement in good faith and without any duress. Company has, notwithstanding anything, obtained counsel of its own choosing on the legality of the subject including the issuance of the shares of Common Stock hereby without legend or restriction. The Company hereby indemnifies and holds harmless Redwood and its affiliates, including the counselors and advisors of Redwood, for any breach of any provision or representation by Company herein.

5.   Miscellaneous.

(a) Gender.  Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

(b) Severability.  If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

(c) Further Cooperation.  From and after the Effective Date, each of the parties hereto agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law; provided, however, Redwood shall not be required to execute any additional documents or perform any additional acts in order for Redwood to obtain and dispose of the shares of Common Stock.

(d) Waiver.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party.  The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

(e) Expenses.  Except as otherwise provided herein, or agreed in writing, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.  In the event Redwood shall refer this Agreement to an attorney for collection in the Event of Default, the Company hereby agrees to pay any and all reasonable costs and expenses incurred in attempting or effecting collection hereunder or enforcement of the terms of this Agreement, including, but not limited to, reasonable attorney's fees, whether or not suit is instituted.

(f)  Amendment.  This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto.

(g) Notices.  Any notice, communication, request, reply or advice (hereinafter severally and collectively called “Notice”) in this Agreement provided or permitted to be given, may be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered or sooner as stated within this Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile, (iii) the first Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or  (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:

If to the Company, to:

101 First Street, Suite 493
Los Angeles, CA 94022
Attention:  Martin Nielson
Facsimile: (314) 667-3763

If to Redwood:

Redwood Management, LLC
16850 Collins Avenue, Suite #112-341
Sunny Isles Beach, Florida 33160
Attn: Gary Rogers
Facsimile: [●]

(h) Captions.  Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

(i) Counterpart Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and this Agreement may be executed by fax. If this Agreement shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver another original of this Agreement.

(j) Assignment.  This Agreement is not assignable without the written consent of the parties, provided, however, Redwood has the right to assign the obligations, this Note, this Agreement, and the shares of Common Stock owed to it under the Note as it may determine in its sole absolute discretion without the consent of the Company.

(k) Parties in Interest and Affiliates.  Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. For this Agreement,  affiliated or affiliate, either word being capitalized or not herein,  shall mean controlling, controlled by or under direct or indirect common control with such person and includes shareholders, officers, directors, advisors, employees, attorneys, accountants, auditors, subsidiaries, parent companies, related companies and founders, to broadly defined, to be interpreted to protect Redwood, beyond just persons and firms customarily considered affiliated under Federal securities laws and regulations.

(l) Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties on the subject matter hereof and supersedes all prior recent settlement discussions and verbal agreements and understandings, provided, however, this Agreement does not change or eliminate the terms of financial and related obligations to Redwood per past agreements and instruments except as strictly modified in writing above.

(m) Construction and Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of or in the federal courts located in Broward County, Florida.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties hereby waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any related agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. No failure or delay on the part of Redwood in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  The obligations to Redwood and this Agreement cannot be set off against any real or alleged claim against Redwood.

(n) Cooperation and Representations.  The parties hereto agree to cooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto. Representations of the Company shall survive the signing and closing of this Agreement.

(o) Independent Legal Counsel.  The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation and of this Agreement, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Agreement, each has retained or waived retaining counsel except as otherwise stated above.

(p) Rights and Remedies.  The Company agrees that all of the rights and remedies of Redwood hereto whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.  Redwood further waives the right to any notice and hearing prior to the execution, levy, attachment or other type of enforcement of any judgment obtained hereunder. Company shall reflect the obligation of this Agreement in all financial statements and related disclosures.

(q) Debt Obligation.  Except as expressly provided herein, no provision of this Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal plus Interest and any and all liquidated damages at the time, place, and rate, and in the coin or currency, herein prescribed. This Agreement is a direct debt obligation of the Company. This Agreement ranks pari passu on most favored terms to benefit Redwood with all other related agreements now or hereafter issued under the terms set forth herein but shall be treated superior to all other obligations of the Company. As long as this Agreement is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of Redwood, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of Redwood; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of Common Stock or other equity securities; or (c) enter into any agreement with respect to any of the foregoing.

[signature page follows]

IN WITNESS WHEREOF, the Company and Redwood have executed this Agreement as of the Effective Date.

E-WASTE SYSTEMS, INC.

By:  /s/      Martin Nielson
Name:        Martin Nielson
Title:          Chief Executive Officer

REDWOOD MANAGEMENT, LLC

By:  /s/      Garry Rogers
Name:        Garry Rogers
Title:          Manager

CONSENT AND AGREEMENT

The undersigned, hereby consents and agrees to said amendment contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said amendment to the same extent as if the undersigned were a party to said amendment.

E-WASTE SYSTEMS (OHIO), INC.

By:  /s/      Susan Johnson
Name:        Susan Johnson
Title:          Director

SURF INVESTMENTS, LTD.

By: /s/        Susan Johnson
Name:         Susan Johnson
Title:           Director

E-WASTE SYSTEMS CINCINNATI, INC.

By:  /s/      Susan Johnson
Name:        Susan Johnson
Title:          Director

Exhibit A

OFFICER’S CERTIFICATE

Redwood Management LLC
Attn: Gary Rogers, Manager
16850 Collins Ave #112-341
Sunny Isles Beach Florida 33160

Re: Amendment Agreement, dated July 29, 2014, by and between E-Waste Systems, Inc. and Redwood Management LLC (the “Agreement”)

 Dear Sir/Madam:

In connection with the Agreement and exhibits and related agreements and instruments, I hereby certify:

1.
E-Waste Systems, Inc. (“E-Waste”) is not, and has not been, a shell issuer as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the “Securities Act”) nor is or was a ““shell”“ as otherwise commonly understood;

2.	E-Waste is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.
E-Waste has, to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting;

4.
The original Debt, as defined in the Agreement, and the contents of the Agreement, are accurate and said original Debt and related stock and conversion rights are greater than six (6) months old and was owned and subject to assignment and transfer to you by a non- affiliate which transfer has been made.

5.	E-Waste is now, and will remain current with all obligations with its stock transfer agent, the U.S. Securities and Exchange Commission and the state of incorporation.

6.
Redwood is not now, and has not been during the three (3) months preceding the date of this letter, an officer, a director or more than 10% shareholder of E-waste or in any other way “affiliate” of the Company, as such term is defined in Rule 144(a)(l).  Without limiting the foregoing, Redwood, either alone or in concert with any person, does not directly or indirectly have the ability to control the Company.

A - 1

7.
Any and all approvals needed in relation to the Agreement, this letter, for the assistance of our transfer agent, etc., is obtained.  The Agreement reflects, among other things, conversion rights we otherwise afford to the non-affiliate debt holders.

 Representations herein survive the issuance or closing of any instrument or matter, and we will cooperate as needed to give effect to and protect your rights including as to the transfer agent and you may rely upon these promises and representations.

Effective Date: July 29, 2014

Very truly yours,

/s/   Martin Nielson
        Martin Nielson
        Chief Executive Officer

A - 2

Exhibit B

BOARD RESOLUTION

UNANIMOUS CONSENT IN LIEU OF A SPECIAL
MEETING OF DIRECTORS OF
E-WASTE SYSTEMS, INC.
JULY 29, 2014

The undersigned, being all of the directors of E-Waste Systems, Inc. a corporation incorporated under the laws of the State of Nevada, (the “Corporation”), do hereby authorize and approve the actions set forth in the following resolutions without the formally of convening a meeting of the board of directors (the “Board”) of the Corporation pursuant to the Nevada Revised Statutes, and do hereby consent to the following actions of this Corporation, which actions are hereby deemed affective as of the date hereof:

WHEREAS, the Board deems it desirable and in the best interests of the Corporation to enter into that certain Amendment Agreement (in the form attached hereto as Exhibit A, the “Amendment Agreement”), by and between the Corporation and Redwood Management, LLC (“Redwood”);

WHEREAS, no additional consideration has been paid to the Company in connection with the Amendment Agreement;

NOW, THEREFORE, IT IS HEREBY:

RESOLVED, that the terms and conditions of the Amendment Agreement, the Corporation’s execution of the Amendment Agreement, and the consummation of the transactions set forth therein be, and hereby are, authorized; and be it further

RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver, in the name of and on behalf of the Corporation, the Amendment Agreement and any and all other instruments, documents, notes, pledge agreements, security agreements, financing statements, guarantees, certificates, releases, agreements, applications, and settlement statements contemplated by the Amendment Agreement, or otherwise required by Redwood, and any amendments thereto, from time to time, and to pay such fees in connection therewith, and to take any and all other actions as they may, in their sole and exclusive discretion, determine to be appropriate or desirable to carry out, perform and effectuate all of the terms and provisions of the Amendment Agreement and to consummate the transactions contemplated therein and thereby, with such changes, modifications and additions to the form of the Amendment Agreement as such officers, in their sole and absolute discretion, deem necessary or advisable, their signature on the Amendment Agreement to be evidence of their intent in that regard; and be it further

RESOLVED, that the execution by any of said officers of the Corporation of any document or documents executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Corporation without the necessity of the signature or attestation of any other officer of the Corporation or the affixing of the corporate seal; and be it further

RESOLVED, that the various members of the Board may execute this Unanimous Action in one or more counterparts, all of which counterparts, when taken together, shall constitute one document; and be it further

RESOLVED, that all acts, transactions or agreements undertaken by any of the officers of the Corporation, in the name of and on behalf of the Corporation, in connection with the foregoing matters and in connection with the Amendment Agreement prior to the adoption of these resolutions are hereby ratified, confirmed and adopted by the Corporation; and be it further

RESOVLED, that any director or officer of the Corporation or any agent or attorney-in-fact of the Corporation authorized and appointed by any of the foregoing, be, and each hereby is, authorized, empowered and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be executed and delivered, for and in the name and on behalf of the Corporation, such other agreements, instruments and documents, as such person may deem appropriate in order to effect the purpose and intent of the foregoing resolutions (as conclusively evidenced by the taking of such action, or the execution and delivery of such agreements, instruments and documents, as the case may be); and be it further

RESOLVED, that any of the foregoing officers be, and each of them hereby is, authorized and empowered to certify these resolutions.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as directors of E-Waste Systems, Inc. as of the date first written above.

DIRECTORS:

/s/ Martin Nielson
      Martin Nielson

Exhibit C

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Note, as amended by the Amendment Agreement of E-Waste Systems, Inc. (““EWSI”“), dated July [●], 2014, into shares of common stock (the ““Common Stock”“) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay a reasonable transfer expense payable with respect thereto.  No fee will be charged to Redwood for any conversion, except for such transfer expense, if any.

Conversion calculations:

Company Name: E-Waste Systems, Inc.

Date to Effect Conversion:    _________________________

Conversion Price:                    _________________________

50% of the lowest traded price for 20 trading days prior to conversion or:
Adjusted as per agreement for delayed delivery of previous conversion (look back only)

Principal Amount of Agreement to be converted:      _______________________

Interest Amount of Agreement to be converted:       _______________________

Principal Balance Remaining after this conversion:   _______________________

Number of shares of Common Stock to be issued:    _______________________

Signature: ______________________________________________________
                   Manager

                   Redwood Management LLC
                   16850 Collins Ave #112-341
                   Sunny Isles Beach Florida 33160
                   Federal ID #-26-465-7367

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EXHIBIT D

IRREVOCABLE TRANFSER AGENT INSTRUCTION LETTER

(see attached)

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EXHIBIT E

TRANSFER AGENT SHARE STATEMENT

July [●], 2014

Redwood Management LLC
16850 Collins Ave #112-341
Sunny Isles Beach, FL  33160

Re: Share Structure of E-Waste Systems, Inc.

To whom it may concern:

The purpose of this letter is to confirm the share structure of E-Waste Systems, Inc. (the “Company”).  By execution below, I hereby verify that the information provided is current and accurate as of the date of this document.

Shares authorized:

Shares of E-Waste Systems, Inc. issued and outstanding:     ____________________

Furthermore, prior to finalizing this issuance I agree to provide Redwood Management LLC (via email) with:

i).           A copy of the certificate(s) to be issued pursuant to the Agreement(s) as of the date Hereof (if physical shares are to be issued in lieu of DWAC);

ii)           The FedEx Priority Overnight tracking number (or a copy of the slip if available) for any physical certificate(s) to be issued.

[signature page follows]

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Very truly yours,

EMPIRE STOCK TRANSFER INC.

__________________________________
Name:  ____________________________
Title:    ____________________________

Acknowledged and Agreed:

E-WASTE SYSTEMS, INC.

_____________________________________
Name:  Martin Nielson
Title:    Chief Executive Officer

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